As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Casper Sleep Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-3987647
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Three World Trade Center

175 Greenwich Street, Floor 39

New York, New York 10007

(347) 941-1871

(Address of principal executive offices) (Zip code)

CASPER SLEEP INC. 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

Jonathan Truppman

Casper Sleep Inc.

Three World Trade Center

175 Greenwich Street, Floor 39

New York, New York 10007

(347) 941-1871

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Marc D. Jaffe, Esq.

Ian D. Schuman, Esq.

Adam J. Gelardi, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed	Proposed	Amount of
to be Registered	to be	Maximum	Maximum	Registration
	Registered (1)	Offering Price	Aggregate	Fee
		per Share	Offering Price

Common Stock, par value $0.000001 per share
2020 Equity Incentive Plan	2,026,870 (2)	$9.03(3)	$18,302,636.10	$1,996.82

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Casper Sleep Inc. (the “Registrant”) 2020 Equity Incentive Plan (the “2020 Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents additional shares of common stock authorized for issuance under the 2020 Incentive Plan pursuant to the provisions of the 2020 Incentive Plan that provide for an automatic annual increase in the number of shares authorized for issuance under the 2020 Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on February 24, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,026,870 shares of the Registrant’s common stock to be issued pursuant to the 2020 Incentive Plan and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-236377), filed with the Securities and Exchange Commission on February 11, 2020, relating to the 2020 Incentive Plan, are incorporated herein by reference, except as set forth below.

Item 8.	Exhibits

Exhibit Number	Description
4.1	Form of Amended and Restated Certificate of Incorporation of Casper Sleep Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-236377) filed on February 2, 2020)

4.2	Form of Amended and Restated Bylaws of Casper Sleep Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-39214) filed on February 26, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Casper Sleep Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-236377) filed on February 11, 2020)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 26, 2021.

CASPER SLEEP INC.

By:	/s/ Philip Krim
Philip Krim
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Philip Krim and Michael Monahan, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Krim	Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2021
Philip Krim

/s/ Michael Monahan	Chief Financial Officer (Principal Financial Officer	February 26, 2021
Michael Monahan	and Principal Accounting Officer)

/s/ Anthony Florence	Director	February 26, 2021
Anthony Florence

/s/ Diane Irvine	Director	February 26, 2021
Diane Irvine

/s/ Karen Katz	Director	February 26, 2021
Karen Katz

/s/ Jack Lazar	Director	February 26, 2021
Jack Lazar

/s/ Benjamin Lerer	Director	February 26, 2021
Benjamin Lerer

/s/ Neil Parikh	Director	February 26, 2021
Neil Parikh

/s/ Dani Reiss	Director	February 26, 2021
Dani Reiss